                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 1, 1998
                            ------------------------

                                                            Norwalk, Connecticut
                                                                     May 5, 1998

TO THE HOLDERS OF COMMON STOCK
  OF ELECTRONIC RETAILING SYSTEMS
  INTERNATIONAL, INC.:

     The Annual Meeting of the Stockholders of ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., will be held at the offices of Zilkha & Company, 767 Fifth Avenue-46th Floor, New York, New York on Monday, June 1, 1998 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect five directors of the Company for the ensuing year.

     2. To consider and take action upon a proposal to approve and adopt an amendment, heretofore approved by the Board of Directors, to the Company's 1993 Employee Stock Option Plan in order to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 1,775,000 to 3,500,000 shares of the Common Stock of the Company.

     3. To consider and take action upon a proposal to approve and adopt an amendment, heretofore approved by the Board of Directors, to the Company's 1993 Director Stock Option Plan in order to increase the number of shares issuable pursuant to the exercise of options granted under said plan from 150,000 to 750,000 shares of the Common Stock of the Company.

     4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on April 28, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                          By Order of the Board of Directors

                                          NORTON GARFINKLE,
                                            Chairman of the Board and Secretary

     You are cordially invited to attend the meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT

GENERAL

     This Proxy Statement, which will be mailed commencing on or about May 5, 1998 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Electronic Retailing Systems International, Inc. for use at the Annual Meeting of Stockholders (the "Meeting") to be held on June 1, 1998 and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 488 Main Avenue, Norwalk, Connecticut 06851.

VOTING

     At the close of business on April 28, 1998, the record date stated in the accompanying Notice, the Company had outstanding 21,230,247 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of voting stock outstanding other than the Common Stock.

     A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality vote. Neither the proposed amendment to the Company's employee stock option plan, nor the proposed amendment to the Company's director stock option plan, will be made effective until it is approved and adopted by the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

     Abstentions and broker non-votes (as hereinafter defined) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. In the case of a broker non-vote, such shares will not be treated as "present" and "entitled to vote" on the matter. Accordingly, in the election of directors, and in the determination of whether to approve and adopt the amendments to the Company's employee stock option plan and its director stock option plan, respectively, a broker non-vote will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on such matter.

     At April 28, 1998, Norton Garfinkle, Chairman of the Board of the Company, together with two affiliated limited partnerships, and Bruce F. Failing, Jr., the Company's Vice Chairman of the Board and Chief Executive Officer, together with a trust established for the benefit of his children, beneficially owned approximately 52% of the outstanding Common Stock of the Company. Messrs. Garfinkle and Failing have entered into an agreement relating to the voting and disposition of such shares. Accordingly, Messrs. Garfinkle and Failing, acting together, will be in a position to elect all of the Company's directors and to take action requiring stockholder approval. See "I. Election of Directors -- Information Concerning Certain Stockholders" below.

                           I.  ELECTION OF DIRECTORS

     Five directors will be elected at the Meeting, each to serve for one year and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is presently serving as a director. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead, or, if no other person is so nominated, to vote such shares only for the remaining nominees. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                                  SHARES OF
                                                                 COMMON STOCK
                                                              OWNED BENEFICIALLY
                NAME OF NOMINEE AND CERTAIN                         AS OF             PERCENT
                  BIOGRAPHICAL INFORMATION                     APRIL 1, 1998(1)       OF CLASS
                ---------------------------                   ------------------      --------
PAUL A. BIDDELMAN, age 52; President, Hanseatic Corporation
  (private investment company) since 1997, and Treasurer
  from prior to 1993 to 1997; Director: Insituform
  Technologies, Inc., Celadon Group, Inc., Premier Parks
  Inc., Petroleum Heat & Power Company, Inc., and Star Gas
  Corporation (general partner of Star Gas Partners, L.P.);
  Director of the Company since 1993........................      1,010,300(2)(3)        4.8%
DAVID DIAMOND, age 39; Executive Vice President of Marketing
  and New Applications, Catalina Marketing Corp., since
  1997; consultant to suppliers of products and services to
  the supermarket industry from 1994 until 1997; President
  of Lamaze Publishing Company, Inc. (publisher of material
  on neonatal care) from prior to 1993 until 1994; Director
  of the Company since 1996.................................          7,250(4)              (5)
BRUCE F. FAILING, JR., age 49; founder of the Company in
  1990, and its Vice Chairman of the Board and Chief
  Executive Officer; President of the Company through
  February 1997; Director of the Company since 1990.........      3,145,637(6)(7)       14.8
NORTON GARFINKLE, age 67; founder of the Company in 1990,
  and its Chairman of the Board; Chairman of Cambridge
  Management Corporation (manufacturer and marketer of DAP
  series of massively parallel processing computers) since
  prior to 1993, and Chairman of its affiliates (engaged in
  the research and development of new technologies),
  including Oxford Management Corporation, during such
  period; Director of the Company since 1990(8).............      7,890,758(6)(9)       37.2
DONALD E. ZILKHA, age 46; President, Zilkha & Company
  (private investment advisor) since prior to 1993; Director
  of the Company since 1993.................................        107,472(3)              (5)

---------------
(1) Such persons have sole voting and investment power with respect to all outstanding shares of Common Stock shown as being beneficially owned by them, subject to the information contained in the footnotes to this table.

(2) Includes 969,300 shares held by Hanseatic Americas LDC, a Bahamian limited duration company in which the sole managing member is Hansabel Partners, L.L.C., a Delaware limited liability company in which the sole managing member is Hanseatic Corporation, of which Mr. Biddelman is an officer.

(3) Includes 10,000 shares issuable upon exercise of stock options granted by the Company exercisable within 60 days of April 1, 1998.

(4) Includes (i) 1,000 shares beneficially owned jointly by Mr. Diamond and his wife, and (ii) 6,250 shares issuable upon exercise of stock options granted by the Company exercisable within 60 days of April 1, 1998.

(5) Less than 1%.

(6) Such stockholders are party to a stockholders agreement among Norton Garfinkle, Bruce F. Failing, Jr., certain family trusts and partnerships, and Elizabeth Z. Failing, as described under "Information Concerning Certain Stockholders" below.

(7) Includes 1,318,489 shares beneficially owned by a trust established for the benefit of Mr. Failing's children, 168,318 shares beneficially owned by Elizabeth Z. Failing, Mr. Failing's sister, and 20,000 shares beneficially owned jointly by Mr. Failing and his wife, Leigh Q. Failing.

(8) In December 1995, pursuant to an agreement with New York State authorities, Mr. Garfinkle admitted to a misdemeanor relating to his 1989 New York State return and paid all taxes required by the agreement.

(9) Includes 600,000 shares held by Garfinkle Limited Partnership I and 6,489,970.5 shares held by Garfinkle Limited Partnership II, both Delaware limited partnerships with respect to each of which G.F. Management Corp. (all of the shares of which are held by Norton Garfinkle) acts as sole general partner.

     No family relationship exists between any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 1997, the Board of Directors of the Company met six times and took action by unanimous written consent on seven occasions. Each current director of the Company attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that person served.

     The members of the Audit Committee of the Board of Directors of the Company are Norton Garfinkle, Paul A. Biddelman and Donald E. Zilkha. The Audit Committee is responsible for overseeing that management fulfills its responsibilities in connection with the preparation of the consolidated financial statements of the Company and its subsidiaries. The Committee's functions include making recommendations to the Board regarding the engaging and discharging of the Company's independent accountants, reviewing with the independent accountants the plan and the results of the auditing engagement, approving the professional services provided by the independent accountants, reviewing the independence of the independent accountants, and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee did not meet during the year ended December 31, 1997.

     The members of the Compensation Committee of the Board of Directors are Norton Garfinkle, Paul A. Biddelman and Donald E. Zilkha. The functions of the Compensation Committee include making recommendations to the Board of Directors of the Company regarding the salaries, bonuses, fringe benefits or compensation of any kind for the officers of the Company. Prior to 1997 when such responsibilities were assumed by the Board of Directors of the Company, the Compensation Committee was also responsible for the administration of the Company's 1993 Employee Stock Option Plan and determined the persons who were eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plans were granted and made exercisable. The Compensation Committee held two meetings during the year ended December 31, 1997 and acted by written consent on one occasion.

     The Company has not appointed a nominating committee of the Board of Directors.

DIRECTOR COMPENSATION

     In May 1993 as part of the combination (the "Reorganization") of the Company, Electronic Retailing Systems International, Inc. (incorporated in Connecticut in 1990 [the "Principal Subsidiary"]), and ERS Associates Limited Partnership (the "Partnership") effected immediately prior to the closing of the Company's initial public offering (the "Initial Public Offering") of Common Stock, the Company assumed the Electronic Retailing Systems International, Inc. 1993 Director Stock Option Plan (the "Director Option Plan") adopted by the Board of Directors of the Principal Subsidiary, and approved by its stockholders, in the prior month. For a description of the Director Option Plan, see "III. Amendment to the 1993 Director Stock Option Plan" below.

     Paul A. Biddelman, David Diamond and Donald Zilkha, in addition to George
B. Weathersby (a director who will not continue in office after the Meeting), hold options granted under the Director Option Plan in June 1996 covering, respectively, 20,000 shares, 12,500 shares, 20,000 shares and 20,000 shares of Common Stock, exercisable at a price per share equal to $1.875, the closing price per share of Common Stock on The Nasdaq Stock Market on the date of grant, and Mr. Weathersby holds an additional option granted under the Director Option Plan in December 1996 covering 50,000 shares of Common Stock, exercisable at a price per share equal to $3.38, the closing price per share of the Common Stock on The Nasdaq Stock Market on the date of grant. All such options expire five years from the date of grant and are exercisable on the date of grant with respect to one-quarter of the shares covered thereby, with an additional one-quarter of such shares becoming exercisable annually thereafter. Mr. Weathersby, who served as President of the Company from February 1997 through March 1998, was also granted a ten-year option in May 1997 covering 50,000 shares of the Company's Common Stock, exercisable at a per share price of $5.69, the closing price of the Company's Common Stock on The Nasdaq Stock Market on the date of grant, which becomes exercisable with respect to such shares after achievement by the Company of specified performance standards.

     The Company's arrangements with Mr. Weathersby during the year ended December 31, 1997 also provided for bonus compensation to him, in his capacity as President of the Company, in the amount of $50,000. During 1997, the Company paid to Oxford Management Corporation ("Oxford") the amount of $75,000 in reimbursement of salary paid by Oxford to Mr. Weathersby for services rendered by him as President of the Company, and in 1998 paid an additional amount of $75,000 to Oxford for services rendered in 1997 by Messrs. Weathersby and Garfinkle. The Company's arrangements with Oxford for 1998, through April, provided for payments in the amount per month of $15,000 for services rendered by Mr. Garfinkle.

     The Company has not adopted any director fee arrangement, but reimburses all of its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth information concerning the annual compensation for each of the Company's last three completed fiscal years of: (i) the Company's chief executive officer, (ii) each of the other most highly-compensated executive officers whose salary and bonus exceeded $100,000 during the most recent fiscal year, and (iii) two additional individuals who would have been among the four such other most highly-compensated executive officers during the most recent fiscal year, but were not executive officers at the end of such year:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                      ------------
                                               ANNUAL COMPENSATION     SECURITIES          ALL
                                               --------------------    UNDERLYING         OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
     ---------------------------        ----   ---------   --------   ------------   ---------------
Bruce F. Failing, Jr. ................  1997    206,731         --           --            --
Chief Executive Officer                 1996    246,567         --           --            --
                                        1995    327,269         --           --            --

William W. Erdman.....................  1997    197,115     20,000      400,000            --
Executive Vice President,               1996         --         --           --            --
  Chief Operating Officer(1)            1995         --         --           --            --

Lester S. Briney......................  1997    113,573         --      100,000            --
Vice President,                         1996         --         --           --            --
  Chief Technical Officer(2)            1995         --         --           --            --

Michael R. Valiton....................  1997    149,423         --           --            --
Senior Vice President(3)                1996    140,942         --      100,000(4)         --
                                        1995    108,000         --       30,000            --

Paul M. Patrick.......................  1997    149,423         --           --            --
Vice President(5)                       1996    147,404         --           --            --
                                        1995    150,000         --           --            --

William B. Fischer....................  1997    137,500     25,000           --            --
Vice President(6)                       1996    121,750         --       50,000            --
                                        1995    102,305         --       10,000            --

---------------
(1) Mr. Erdman became an executive officer upon joining the Company in March 1997 and ceased to be an executive officer in January 1998.

(2) Mr. Briney became an executive officer in July 1997 after joining the Company earlier in the year.

(3) Mr. Valiton became an executive officer in January 1995 after joining the Company in the prior year.

(4) Such options replaced options previously granted and surrendered contemporaneously with such replacement.

(5) Mr. Patrick served as an executive officer through his assumption of other duties in the Company in March 1995. Mr. Patrick resumed the duties of executive officer in March 1996 through his assumption of other duties in October 1997 prior to his resignation from the Company.

(6) Mr. Fischer served as an executive officer from April 1995 through his assumption of other duties in July 1997 prior to his resignation from the Company.

     Option Grant Table. The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 1997, to the individuals named in the above compensation table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                        INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                        --------------------------------------------------                   ANNUAL RATES OF
                        NUMBER OF     % OF TOTAL                 MARKET                        STOCK PRICE
                        SECURITIES     OPTIONS                    PRICE                     APPRECIATION FOR
                        UNDERLYING    GRANTED TO    EXERCISE    PER SHARE                    OPTION TERM(1)
                         OPTIONS     EMPLOYEES IN    PRICE       ON DATE     EXPIRATION   ---------------------
         NAME           GRANTED(#)   FISCAL YEAR     ($/SH)    OF GRANT($)      DATE        5%($)      10%($)
         ----           ----------   ------------   --------   -----------   ----------   ---------   ---------
Bruce F. Failing,
  Jr. ................        --           --           --          --              --           --          --
William W. Erdman.....   400,000(2)      35.8         5.50        5.50        03/10/07    1,383,568   3,506,233
Lester S. Briney......    50,000(3)       4.5         6.00        6.00        08/18/07      188,668     478,123
                          50,000(3)       4.5         6.19        6.19        09/25/07      194,643     493,263
Michael R. Valiton....        --           --           --          --              --           --          --
Paul M. Patrick.......        --           --           --          --              --           --          --
William B. Fischer....        --           --           --          --              --           --          --

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date.

(2) One-half of such options became exercisable with respect to one-sixteenth of the shares covered thereby on June 30, 1997 with an additional one-sixteenth thereof subject to exercise every quarter thereafter; the remaining options were granted with exercisability subject to achievement by the Company of specified performance standards. See "Certain Agreements with Executive Officers" for information concerning the extent to which such options remained exercisable in the context of Mr. Erdman's severance arrangements.

(3) Such options became exercisable with respect to one-quarter of the shares covered thereby on or prior to the first anniversary of grant with an additional one-sixteenth thereof subject to exercise every quarter thereafter.

     Aggregate Option Exercises and Year-End Option Table. The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 1997 by the individuals named in the above compensation table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                            SHARES                             FISCAL YEAR-END(#)              AT YEAR-END(1)
                         ACQUIRED ON         VALUE         ---------------------------   ---------------------------
         NAME            EXERCISE(#)     REALIZED($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           --------------   --------------    -----------   -------------   -----------   -------------
Bruce F. Failing,
  Jr. ................          --               --              --              --            --              --
William W. Erdman.....          --               --          37,500         362,500            --              --
Lester S. Briney......          --               --              --         100,000            --              --
Michael R. Valiton....          --               --          31,250          68,750        66,406         146,093
Paul M. Patrick.......      30,000          179,700          16,750          46,750        73,114         204,064
William B. Fischer....      15,625           58,594              --              --            --              --

---------------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date or at year-end, as the case may be, less the respective exercise prices.

1993 EMPLOYEE STOCK OPTION PLAN

     In May 1993 as part of the Reorganization, the Company assumed the Electronic Retailing Systems International, Inc. 1993 Employee Stock Option Plan (the "Employee Option Plan") adopted by the Board of Directors of the Principal Subsidiary, and approved by its stockholders, in the prior month. For a description of the Employee Option Plan, see "II. Amendment to the 1993 Employee Stock Option Plan" below.

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company's severance arrangements with William W. Erdman, who ceased to be Executive Vice President, Chief Operating Officer, of the Company in January 1998, provide for bi-weekly payments at the rate of Mr. Erdman's prior base salary of $9,615, to continue for six months after his departure. Such payments would have continued for an additional three months in the event Mr. Erdman had not commenced other full-time employment in March 1998. Mr. Erdman's severance arrangements also provide for exercisability through December 1998 of certain options exercisable at the time of his departure (covering 37,500 shares), coverage under the Company's benefit plans until the earlier of commencement of other full-time employment or December 31, 1998, maintenance of confidentiality restrictions and non-competition covenants effective for one year after departure.

PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return on the Company's Common Stock to the S&P 500 Index and to the NASDAQ Computer & Data Processing Index from the commencement of the Initial Public Offering on April 30, 1993 to December 31, 1997. The graph assumes that $100 was invested in the Common Stock and each such Index on April 30, 1993 and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN

                                        'ELECTRONIC                                 NASDAQ
        MEASUREMENT PERIOD           RETAILING SYSTEMS                          COMPUTER & DATA
      (FISCAL YEAR COVERED)         INTERNATIONAL, INC.'     S&P 500 INDEX     PROCESSING INDEX
4/30/93                                     100                   100                 100
12/31/93                                     45                   108                 108
12/31/94                                     42                   110                 132
12/31/95                                     19                   151                 201
12/31/96                                     32                   185                 248
12/31/97                                     34                   247                 304

     Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding performance graph and the report that follows shall not be deemed incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers of the Company, and, until the assumption of such responsibilities by the Board of Directors in July 1997, administered the Company's stock-based employee compensation plans. The Compensation Committee's objectives in formulating the Company's executive compensation program are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and
(iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

     In the case of executive officers other than the Company's chief executive officer, who is a founder and principal stockholder of the Company, the Compensation Committee acts upon information provided to it by the Company's chief executive officer in response to the requirements of the Company's operations. During the fiscal year ended December 31, 1997, a principal objective of the Compensation Committee remained the construction of arrangements that would be effective in attracting executive management so as to build an organization sufficient to support a larger customer base and anticipated sales growth. In 1997, the Company successfully recruited personnel to its key executive positions, for example, Michael Persky, as Vice President -- Marketing (who became President-Chief Operating Officer in April 1998), Michael Luetkemeyer as chief financial officer and Lester Briney as chief technical officer.

     The compensation program for the Company's executives consists of: (i) base salary; (ii) cash bonuses; and (iii) stock options. The Company's chief executive officer has not been awarded any bonus amounts since the inception of the Company, and has not participated in the Company's stock option program.

     (i) Base Salary. The Compensation Committee determines executive base salaries by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and available information on salaries at other companies of similar size, the chief executive officer makes recommendations to the Compensation Committee concerning the base salaries of executive officers. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations for submission to the Board of Directors of the Company. Base salary of the Company's chief executive officer during 1997 was approximately $207,000 per annum. Base salary for the chief executive officer (a founder and principal stockholder of the Company) was established at the inception of the Company and, through February 1993, modified by annual cost of living adjustments. During the three most recent fiscal years, base salary of the Company's chief executive officer was adjusted downwards from the prior year, consistent with the Company's cash conservation measures and the recruiting of additional executive management.

     (ii) Cash Bonuses. The Company has in the past and may in the future award cash bonuses to key management personnel based on the achievement of corporate goals recommended by senior executive management and approved by the Board of Directors of the Company, individual objectives established for executive management by the Compensation Committee in discussions with the employee, and an evaluation of executive management by the Compensation Committee. For the fiscal year ended December 31, 1997, in view of the Company's objective of conserving cash, the Company did not implement a cash bonus program (except in connection with new hires and departures), and relied on its stock option program for additional discretionary incentives.

     (iii) Stock Options. The primary purpose of the Company's stock option program is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. The Company's stock option program provides long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. In order more effectively to provide incentives to option recipients, the Compensation Committee, in 1996, modified its approach so that new grants will typically become exercisable based on a quarterly vesting schedule.

     Each of the Company's executive officers during 1997 (other than Mr. Failing), held options granted under the Employee Option Plan. In selecting individuals for options under the plan and determining the terms thereof, the Company took into consideration present and potential contributions to the success of the Company. During 1997, the Company's policy was, generally, to award options either in connection with new hires or upon promotion of an employee to a position of enhanced responsibility.

     During the year ended December 31, 1997, option grants were made to officers named in the Summary Compensation Table under "Executive Compensation" above covering 500,000 shares of Common Stock, representing options with respect to approximately 45% of the Common Stock covered by options granted that year. The Compensation Committee believes that its stock option program provides opportunities to executives that are consistent with the returns that are generated on behalf of the Company's stockholders.

                            ------------------------

     Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions paid after 1993 to the chief executive officer and to the four other most highly compensated officers of the Company to a total of $1 million per year, but contains an exception for performance based compensation that satisfies certain conditions. The Company has not adopted an absolute policy regarding Section 162 and is currently studying the implications of Section 162 on its compensation programs. In making compensation decisions, the Company will consider the net cost of compensation to it and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162. The Company anticipates that deductibility of compensation payments will be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that the Company will make its compensation decision based upon an overall determination of what it believes to be in the best interests of its stockholders.

                                          Compensation Committee

                                            Norton Garfinkle
                                            Paul A. Biddelman
                                            Donald E. Zilkha

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1997, the members of the Company's Compensation Committee were Norton Garfinkle, Paul A. Biddelman and Donald E. Zilkha.

     During the year ended December 31, 1997, the Company subleased to a company owned by Mr. Garfinkle and Bruce F. Failing, Jr., Vice Chairman of the Board and Chief Executive Officer and a director of the Company, certain space adjacent to its premises in Wilton, Connecticut, at a rent equal to an allocated portion of the Company's expense pursuant to the underlying lease, based on space occupied, and was paid approximately $34,000 under such sublease arrangements. An additional amount of $22,145 has been accrued under such arrangements with respect to the year ended December 31, 1997. In connection with the relocation of its executive offices in August 1997, the Company has terminated all such arrangements.

     During the year ended December 31, 1997, Oxford Management Corporation, a company controlled by Mr. Garfinkle, was reimbursed an aggregate amount of $75,000 for salary paid to Mr. Weathersby in the capacity as President of the Company, and in 1998 paid an additional amount of $75,000 for services rendered in 1997 by Messrs. Weathersby and Garfinkle. The Company's arrangements with Oxford for 1998, through April, provided for payments in the amount per month of $15,000 for services rendered by Mr. Garfinkle.

     Holders of shares of Common Stock obtained upon conversion of the Company's previously outstanding Series A Cumulative Convertible Preferred Stock, $1.00 par value (the "Series A Preferred Stock"), remain entitled to certain demand and incidental registration rights which, in the case of such demand rights, obligate the Company to register such shares, on two occasions, provided that the holders of at least 500,000 shares notify the Company that they intend to offer for sale in the aggregate at least 100,000 shares of Common Stock. Such holders include Garfinkle Limited Partnership II (an affiliate of Mr. Garfinkle), an affiliate of Hanseatic Corporation (in which Mr. Biddelman is an officer), and Mr. Zilkha.

     Under agreements entered into by the Company with the limited partners of the Partnership (including Mr. Zilkha and Hanseatic Corporation's predecessor-in-interest) and the stockholders of the Principal Subsidiary effectuating the Reorganization, the partners of the Partnership agreed to the termination of the partnership agreement of the Partnership and any ongoing, related commitments, except for certain demand and incidental registration rights and co-sale rights to the limited partners. In addition, the former stockholders of the Principal Subsidiary, including Messrs. Garfinkle and Failing and their respective affiliates and related family trusts, became entitled to certain demand and incidental registration rights with respect to shares of Common Stock issued to them in the Reorganization, which, in the case of such demand registration rights, operate pursuant to the standards applicable to the shares obtained upon conversion of Series A Preferred Stock.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company as of April 1, 1998 and all directors and executive officers as a group, and their respective stockholdings as of such date (according to information furnished by them to the Company), are set forth in the following table:

                                                                NUMBER OF SHARES
                                                                 OF COMMON STOCK       PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED(1)    OF CLASS
----------------                                              ---------------------    --------
Norton Garfinkle............................................        7,890,758(3)         37.2%
  133 East 62nd Street
  New York, NY 10021(2)
Bruce F. Failing, Jr........................................        3,145,637(4)         14.8
  230 Round Hill Road
  Greenwich, CT 06831(2)
Fidelity International Limited..............................        2,099,000(5)          9.9
  Pembroke Hall
  42 Crow Lane
  Hamilton, Bermuda
Connecticut Development Authority...........................        1,288,578(6)          5.7
  845 Brook Street
  Rocky Hill, CT 06067
Directors and executive officers as a group (ten persons)...       12,335,167(7)         57.6

---------------
(1) Except as otherwise indicated, as of April 1, 1998 all of such shares are owned with sole voting and investment power.

(2) Such stockholders are party to a stockholders agreement among Norton Garfinkle, Bruce F. Failing, Jr., certain family trusts and partnerships, and Elizabeth Z. Failing, as described below.

(3) Includes 600,000 shares held by Garfinkle Limited Partnership I and 6,489,970.5 shares held by Garfinkle Limited Partnership II, both Delaware limited partnerships and with respect to each of which G.F. Management Corp. (all of the shares of which are held by Norton Garfinkle) acts as sole general partner.

(4) Includes 1,318,489 shares beneficially owned by a trust established for the benefit of Mr. Failing's children, 168,318 shares beneficially owned by Elizabeth Z. Failing, Mr. Failing's sister, and 20,000 shares beneficially owned jointly by Mr. Failing and his wife Leigh Q. Failing.

(5) In a Statement on Schedule 13D filed with the Securities and Exchange Commission by Fidelity International Limited ("FIL"), FIL has reported that it beneficially owns such shares as investment adviser or the parent of the investment adviser to a number of non-U.S. investment companies or investment trusts.

(6) Represents (i) 699,724 shares issuable upon exercise of the Company's warrants exercisable at April 1, 1998 and (ii) 588,854 shares issuable at such date upon conversion of the Company's convertible promissory note in the principal amount of $5,000,000. See "Other Information Concerning Directors, Officers and Stockholders" below.

(7) Includes 200,000 shares issuable upon exercise of stock options granted by the Company exercisable within 60 days of April 1, 1998.

     As of April 1, 1998, no executive officer or former executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" above (according to information furnished by them to the Company) owned beneficially any shares of Common Stock, except for Bruce F. Failing, Jr., a nominee for election as director at the Meeting, and except as follows:

                                                             NUMBER OF SHARES
                                                              OF COMMON STOCK       PERCENT
BENEFICIAL OWNER                                           BENEFICIALLY OWNED(1)    OF CLASS
----------------                                           ---------------------    --------
William W. Erdman........................................         37,500(2)          (3)
Lester S. Briney.........................................         12,500(2)          (3)
Michael Valiton..........................................         43,750(2)          (3)
Paul M. Patrick..........................................         56,100(4)          (3)
William B. Fischer.......................................          3,125             (3)

---------------
(1) Except as otherwise indicated, as of April 1, 1998 all of such shares are owned with sole voting and investment power.

(2) Represents shares issuable upon exercise of stock options granted by the Company exercisable within 60 days of April 1, 1998.

(3) Less than one percent.

(4) Includes 1,100 shares issuable upon exercise of stock options granted by the Company exercisable within 60 days of April 1, 1998.

     Messrs. Garfinkle and Failing, together with certain family trusts and partnerships, and Mr. Failing's sister (each, together with his related parties, a "Stockholder Group"), are parties to an agreement dated March 1993, as amended (the "Restated Stockholder Agreement"), under which: (i) both Stockholder Groups have agreed that, through the year 2003, they will use their best efforts to provide that the Board of Directors of the Company will consist of not more than seven directors, six of whom (or such lesser number equivalent to the then current number of directors) will be designated by Mr. Garfinkle and Mr. Failing in proportion to the respective beneficial holdings of shares of Common Stock of the Garfinkle Stockholder Group and the Failing Stockholder Group, (ii) except for sales effected pursuant to Rule 144 and transfers to affiliates, family members or related trusts, no such Stockholder Group may transfer any shares of Common Stock to any third party without first offering such shares to the other Stockholder Group at the same price as offered by such third party, (iii) through the year 2003, in the event a Stockholder Group proposes to transfer shares of Common Stock to a third party in a transaction pursuant to which control of the Company would change, the other Stockholder Group will have the right, on the same terms, to participate in such transaction, and (iv) through the year 2003, Mr. Garfinkle has the option to acquire at fair market value all shares held by the Failing Stockholder Group upon the death or incapacity of Mr. Failing, which option may be assigned to the Company, subject to the Company's acceptance of such option. Such arrangements terminate in the event either Stockholder Group owns less than ten percent of the outstanding Common Stock, or if Messrs. Garfinkle and Failing are unable to elect at least a majority of the Board of Directors of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of copies of reports received by it pursuant to
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the written representations of its directors and officers, and holders of more than ten percent of any registered class of the Company's equity securities, the Company believes that, during 1997 all filing requirements applicable to its directors, officers and ten percent holders under said section were satisfied, except that Lester Briney, a Vice President of the Company, filed one Annual Report on Form 5 subsequent to its due date disclosing one grant of stock options under the Company's employee stock option plan previously exempt from reporting.

OTHER INFORMATION CONCERNING DIRECTORS, OFFICERS AND STOCKHOLDERS

     At April 1, 1998, Norton Garfinkle, Chairman of the Board and a director of the Company, together with two affiliated limited partnerships, beneficially owned approximately 37.2% of the outstanding Common Stock of the Company, and Bruce F. Failing, Jr., Vice Chairman of the Board and Chief Executive Officer and a director of the Company, together with a trust established for the benefit of his children, beneficially owned approximately 14.8% of the outstanding Common Stock of the Company. See "Compensation Committee Interlocks and Insider Participation" above for information concerning agreements relating to the Company's Common Stock and Series A Preferred Stock entered into by Mr. Garfinkle and by Paul A. Biddelman and Donald E. Zilkha, both directors of the Company, or their affiliates, and certain reimbursements by the Company to a company controlled by Mr. Garfinkle.

     In addition, see "Compensation Committee Interlocks and Insider Participation" above for information concerning amounts paid to the Company during the year ended December 31, 1997 under a sublease with a company owned by Messrs. Garfinkle and Failing, and certain demand and incidental registration rights to which Messrs. Garfinkle, Failing, Biddelman and Zilkha became entitled with respect to shares of Common Stock obtained upon conversion of Series A Preferred Stock.

     During the year ended December 31, 1997, as a result of the advances by the Connecticut Development Authority (the "CDA") under the Company's convertible note (the "CDA Note"), and the exercisability of the Company's warrant (the "CDA Warrant") held by the CDA, the CDA was the beneficial owner of in excess of 5% of the outstanding Common Stock. At April 1, 1998, the Company was indebted under the CDA Note in the aggregate principal amount of $5,000,000. All such amounts are repayable in August 1999, accrue interest, payable monthly, at a rate of 7.4% per annum (of which $370,000 was paid during the year ended December 31, 1997) and are secured by the assets of the Company and the Principal Subsidiary. Such amounts are convertible into shares of Common Stock, at an adjusted conversion price calculated at $3.00 plus the average market price of the Common Stock during the twelve months prior to conversion. The CDA Warrant is exercisable through August 1999 with respect to 699,724 shares of Common Stock (as adjusted through April 1, 1997), at an adjusted price calculated at $2.58 plus the average market price of the Common Stock during the twelve months prior to exercise.

     The Company believes that the terms of the foregoing transactions between the Company and its affiliates were no less favorable to the Company than it could have obtained from unaffiliated third parties. The Company will continue to remain indebted to the CDA in accordance with its existing arrangements. As a matter of policy, all future transactions between the Company and its affiliates will be on terms no less favorable to the Company than those available with unaffiliated third parties.

             II.  AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN

     At the Meeting, the Company will propose an amendment of the Employee Option Plan in order to increase the number of shares of Common Stock issuable pursuant to the exercise of options granted under such plan from 1,775,000 to 3,500,000.

     In May 1993 as part of the Reorganization, the Company assumed the Employee Option Plan adopted by the Board of Directors of the Principal Subsidiary, and approved by its stockholders, in the prior month. Under the Employee Option Plan, pursuant to amendments approved by the stockholders of the Company in June 1994 and December 1996, options to purchase up to 1,775,000 shares of the Company's Common Stock may be granted to key employees of the Company and its subsidiaries, including executive officers who are not directors. In December 1997, the Board of Directors of the Company, subject to stockholder approval and adoption, approved a further increase in the number of authorized shares of the Company's Common Stock available for issuance under the Employee Option Plan to 3,500,000 shares.

SUMMARY OF EMPLOYEE OPTION PLAN

     Under the Employee Option Plan, options to purchase shares of Common Stock may be granted to key employees, including executive officers, of the Company or any subsidiary thereof, and to consultants and other individuals providing services to the Company, through March 31, 2003. Options may not be granted under the Employee Option Plan to any member of the Board of Directors of the Company (whether or not a key employee or consultant of the Company or any subsidiary).

     The Employee Option Plan is administered by the Board of Directors of the Company. The Board of Directors determines the persons who are to receive options under the Employee Option Plan, the number of shares subject to each option and whether such options will be incentive stock options or non-qualified stock options. In selecting individuals for options and determining the terms thereof, the Board of Directors of the Company may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company. Options granted under the Employee Option Plan must be exercised within a period fixed by the Board of Directors of the Company, which may not exceed ten years from the date of the grant of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Board of Directors of the Company.

     Options under the Employee Option Plan may not be transferred other than by will or by the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee. The exercise price of an option under the Employee Option Plan may not be less than the par value per share of the Common Stock, provided that no incentive stock options may be granted at an option price which is less than the market value per share of the Common Stock on the date of grant. In the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under
Section 422 of the Code, options which are granted under the Employee Option Plan are intended to be "non-qualified stock options". The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or a combination of both.

     The Employee Option Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Board of Directors of the Company may, in its discretion, make adjustments with respect to the number and kind of shares which may be issued under the Employee Option Plan or which are covered by outstanding options, in the exercise price per share, or both. The Employee Option Plan further provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Employee Option Plan will, at the election of the Board of Directors, become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or
(ii) the date of commencement of such tender offer or exchange offer, as the case may be.

     The Board of Directors may terminate the Employee Option Plan at any time. No termination or amendment of the Employee Option Plan may, without the consent of the optionee, adversely affect the rights of such optionee under any option held by such optionee.

TAX STATUS OF EMPLOYEE STOCK OPTIONS

     For federal income tax purposes, an optionee under the Employee Option Plan will not recognize any income upon the grant of a non-qualified or incentive stock option. Upon the exercise of a non-qualified stock option granted under the Employee Option Plan, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the option stock at the time of exercise over the exercise price of the option. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election under Section 83(b) of the Code. Subject to the limitations of Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount and at the same time as the optionee realizes such income. Upon the sale of shares purchased upon such exercise, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the option stock at the time of exercise of the option. Such capital gain or loss may be short-term or long-term, depending upon the length of time such shares were held by the optionee.

     In contrast, an optionee will not be taxed upon exercise of an incentive stock option granted under the Employee Option Plan, and the Company will not be entitled to a deduction from income in respect thereof. If the optionee retains the shares transferred to him upon exercise of an incentive stock option granted under the Employee Option Plan for more than one year after the date of issuance of the stock and two years after the date of grant of the option, any gain or loss realized on a subsequent sale of the shares by the optionee will be treated as long-term capital gain or loss. If, on the other hand, the optionee sells the shares within one year after the date of transfer or two years after the date of grant of the option, the optionee will realize ordinary income, and the Company will be entitled to a deduction from income, to the extent of the excess of the value of the shares on the date of exercise or the amount realized on the sale (whichever is less) over the exercise price. Any excess of the sale price over the value of the shares on the date of exercise will be treated as capital gain. The spread between the fair market value of the shares on the date of exercise and the exercise price constitutes a tax preference item for purposes of the alternative minimum tax which, under certain circumstances, could cause tax liability as a result of the exercise.

     The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

NEW PLAN BENEFITS

     The grant of options pursuant to the additional authorization proposed under the Employee Option Plan to eligible employees and consultants, including the individuals named in the Summary Compensation Table under "I. Election of Directors -- Executive Compensation", is currently subject to the discretion of the Board of Directors of the Company. As of the date of this Proxy Statement, there has been no action taken by the Board of Directors of the Company with respect to awards under the additional authorization proposed under the Employee Option Plan, except for the grant, subject to stockholder approval and adoption of amendments to such plan to be proposed at the Meeting, of options covering 480,500 shares of Common Stock.

     The following table sets forth certain information regarding options granted by the Company under the Employee Option Plan, subject to stockholder approval and adoption of amendments to such plan to be proposed at the Meeting, and also regarding options granted by the Company under the Director Option Plan, subject to stockholder approval and adoption of amendments to such plan to be proposed at the Meeting (as described under the caption "III. Amendment to the 1993 Director Stock Option Plan" below), to: (i) the individuals named in the Summary Compensation Table, (ii) each other individual who received 5% of the options so granted under such plans, respectively, and (iii) the other groups specified below:

                               NEW PLAN BENEFITS

                                                    EMPLOYEE OPTION PLAN      DIRECTOR OPTION PLAN
                                                   ----------------------    ----------------------
                                                               NUMBER OF                 NUMBER OF
                                                               SECURITIES                SECURITIES
                                                    DOLLAR     UNDERLYING     DOLLAR     UNDERLYING
                                                   VALUE(1)    OPTIONS(#)    VALUE(1)    OPTIONS(#)
                                                   --------    ----------    --------    ----------
Bruce F. Failing, Jr. ...........................      --            --          --            --
Chief Executive Officer(2)
William W. Erdman................................      --            --          --            --
Executive Vice President, Chief Operating
Officer(3)
Lester S. Briney.................................      --            --          --            --
Vice President, Chief Technical Officer
Michael R. Valiton...............................      --            --          --            --
Senior Vice President
Paul M. Patrick..................................      --            --          --            --
Vice President(4)
William B. Fischer...............................      --            --          --            --
Vice President, Chief Financial Officer(5)
Executive Group..................................   $6.00       200,000          --            --
                                                     4.88        60,000
Non-Executive Director Group(6)..................      --            --       $5.69        50,000
Non-Executive Officer Employees Group............    4.88       220,500          --            --
Additional Nominees for Election as Director:
  Norton Garfinkle...............................      --            --          --            --
  Paul A. Biddelman..............................      --            --          --            --
  David Diamond..................................      --            --          --            --
  Donald Zilkha..................................      --            --          --            --
Associates of Directors, Executive Officers or
  Nominees.......................................      --            --          --            --
Others who received 5% or more of total options
  granted:
  George B. Weathersby(6)........................      --            --        5.69        50,000
  Michael Luetkemeyer............................    6.00       200,000          --            --
  Vice President, Chief Financial Officer
  Michael Persky(7)..............................    4.88        60,000          --            --
  Vice President, Marketing
  Vincent Spinelli...............................    4.88        50,000          --            --
  Vice President, Regional Sales Manager,
     Eastern Region
  Walter Wilson..................................    4.88        50,000          --            --
  Vice President, Regional Sales Manager,
     Western and Central Regions
  Anthony P. Fernandez...........................    4.88        30,000          --            --
  Director of Consulting, Eastern Region

---------------
(1) Represents exercise price per share of Common Stock subject to option, in each case equal to the fair market value thereof at the date of grant. At April 20, 1998, the closing price per share of the Common Stock, as quoted on The Nasdaq Stock Market, was $3.63.

(2) Mr. Failing is also a nominee for election as director.

(3) Mr. Erdman ceased to be an executive officer of the Company in January 1998.

(4) Mr. Patrick ceased to be an executive officer of the Company in October
    1997.

(5) Mr. Fisher ceased to be an executive officer of the Company in July 1997.

(6) Mr. Weathersby, who ceased to be an executive officer in March 1998, currently serves as a director and will not continue in office after the Meeting.

(7) Mr. Persky became President-Chief Operating Officer in April 1998.

AMENDMENT OF THE EMPLOYEE OPTION PLAN

     As of April 1, 1998, an aggregate of 1,309,957 shares of Common Stock remained subject to options granted and outstanding under the Employee Option Plan (480,500 shares of which were subject to options granted subject to stockholder approval and adoption of the amendment to the Employee Option Plan described herein). As of such date, 474,433 shares of Common Stock had been issued under the Employee Option Plan from its inception. On April 1, 1998, the Company had approximately 110 full-time employees and 14 part-time employees.

     There will be presented to the stockholders at the Meeting, a proposal to amend the Employee Option Plan to increase from 1,775,000 to 3,500,000 the number of shares of Common Stock available for options under the Employee Option Plan as set forth below.

     Section 3 of the Employee Option Plan would be amended so that the first sentence thereof would provide as follows:

     There shall be available for options under the Plan a total of 3,500,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof.

     The amendment to the Employee Option Plan will not be made effective unless it is approved and adopted by the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting. The Board of Directors regards the number of shares remaining available under the Employee Option Plan for new options as insufficient for the future requirements of the Company. The Board of Directors believes that the benefits of stockholder approval and adoption of the amendment to the Employee Option Plan are desirable for the Company and will assist in effectuating the objectives of the Employee Option Plan. Accordingly, the Board urges stockholders to vote FOR approval and adoption of the amendment to the Employee Option Plan.

             III.  AMENDMENT TO THE 1993 DIRECTOR STOCK OPTION PLAN

     At the Meeting, the Company will propose an amendment of the Director Option Plan in order to increase the number of shares of Common Stock issuable pursuant to the exercise of options granted under such plan from 150,000 to 750,000.

     In May 1993 as part of the Reorganization, the Company assumed the Director Option Plan adopted by the Board of Directors of the Principal Subsidiary, and approved by its stockholders, in the prior month. Under the Director Option Plan, pursuant to amendments approved by the stockholders of the Company in January 1997, options to purchase up to 150,000 shares of the Company's Common Stock may be granted to directors of the Company. In December 1997, the Board of Directors of the Company, subject to stockholder approval and adoption, approved an increase in the number of authorized shares of Common Stock available for issuance under the Director Option Plan to 750,000 shares.

SUMMARY OF DIRECTOR OPTION PLAN

     Under the Director Option Plan, options to purchase shares of Common Stock may be granted to directors of the Company, including officers, key employees and consultants providing services to the Company, through March 31, 2003.

     The Director Option Plan is administered by the Board of Directors of the Company. The Board of Directors of the Company determines the persons who are to receive options under the Director Option Plan, the number of shares to be subject to each option and whether such options will be incentive stock options or non-qualified stock options. In selecting individuals for options and determining the terms thereof, the Board of Directors of the Company may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company. Options granted under the Director Option Plan must be exercised within a period fixed by the Board of Directors of the Company, which may not exceed ten years from the date of the grant of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Board of Directors of the Company.

     Options under the Director Option Plan may not be transferred other than by will or by the laws of descent and distribution, and during the life of an optionee may be exercised only by the optionee. The exercise price of an option under the Director Option Plan may not be less than par value per share of the Common Stock provided that no incentive stock options may be granted at an option price which is less than the market value per share of the Common Stock on the date of grant. In the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under
Section 422 of the Code, options which are granted under the Director Option Plan are intended to be "non-qualified stock options". The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or a combination of both.

     The Director Option Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Board of Directors of the Company may, in its discretion make adjustments with respect to the number and kind of shares which may be issued under the Director Option Plan or which are covered by outstanding options, in the exercise price per share, or both. The Director Option Plan further provides that, in connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Director Option Plan will, at the election of the Board of Directors of the Company became exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

     The Board of Directors may terminate the Director Option Plan at any time. No termination or amendment of the Director Option Plan may, without the consent of the optionee, adversely affect the rights of such optionee under any option held by such optionee.

TAX STATUS OF DIRECTOR STOCK OPTIONS

     For federal income tax purposes, an optionee under the Director Option Plan will not recognize any income upon the grant of a non-qualified or incentive stock option. Upon the exercise of a non-qualified stock option granted under the Director Option Plan, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the option stock at the time of exercise over the exercise price of the option. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election under Section 83(b) of the Code. Subject to the limitations of
Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount and at the same time as the optionee realizes such income. Upon the sale of shares purchased upon such exercise, the optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the option stock at the time of exercise of the option. Such capital gain or loss may be short-term or long-term, depending upon the length of time such shares were held by the optionee.

     In contrast, an optionee will not be taxed upon exercise of an incentive stock option granted under the Director Option Plan, and the Company will not be entitled to a deduction from income in respect thereof. If the optionee retains the shares transferred to him upon exercise of an incentive stock option granted under the Director Option Plan for more than one year after the date of issuance of the stock and two years after the date of grant of the option, any gain or loss realized on a subsequent sale of the shares by the optionee will be treated as long-term capital gain or loss. If, on the other hand, the optionee sells the shares within one year after the date of transfer or two years after the date of grant of the option, the optionee will realize ordinary income, and the Company will be entitled to a deduction from income, to the extent of the excess of the value of the shares on the date of exercise or the amount realized on the sale (whichever is less) over the exercise price. Any excess of the sale price over the value of the shares on the date of exercise will be treated as capital gain. The spread between the fair market value of the shares on the date of exercise and the exercise price constitutes a tax preference item for purposes of the alternative minimum tax which, under certain circumstances, could cause tax liability as a result of the exercise.

     The foregoing statements are based upon current federal income tax laws and regulations and are subject to change if the tax laws and regulations, or interpretations thereof, change.

NEW PLAN BENEFITS

     Employees (including individuals named in the Summary Compensation Table under "I. Election of Directors -- Executive Compensation") who are not directors are ineligible to participate in the Director Option Plan. The table set forth under the caption "II. Amendment to the 1993 Employee Stock Option Plan -- New Plan Benefits" above contains certain information regarding options granted by the Company under the Director Option Plan, subject to stockholder approval and adoption of the amendments to such plan to be proposed at the Meeting (and under the Employee Option Plan, subject to stockholder approval and adoption of the amendments to such plan to be proposed at the Meeting), to: (i) the individuals named in the Summary Compensation Table, (ii) each other individual who received 5% of the options so granted under such plans, respectively, and (iii) the other groups therein specified.

AMENDMENT OF THE DIRECTOR OPTION PLAN

     As of April 1, 1998, an aggregate of 172,500 shares of Common Stock were subject to options granted and outstanding under the Director Option Plan (50,000 shares of which were subject to options granted subject to stockholder approval and adoption of the amendment to the Director Option Plan described herein). As of April 1, 1998, no shares had been issued under the Director Option Plan. On such date, the Company had six directors.

     There will be presented to the stockholders at the Meeting, a proposal to amend the Director Option Plan to increase from 150,000 to 750,000 the number of shares of Common Stock available for options under the Director Option Plan as set forth below.

     Section 3 of the Director Option Plan would be amended so that the first sentence thereof would provide as follows:

     There shall be available for options under the Plan a total of 750,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof.

     The amendment to the Director Option Plan will not be made effective unless it is approved and adopted by the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting. The Board of Directors regards the number of shares remaining available under the Director Option Plan for new options as insufficient for the future requirements of the Company. The Board of Directors believes that the benefits of stockholder approval and adoption of the amendment to the Director Option Plan are desirable for the Company and will assist in effectuating the objectives of the Director Option Plan. Accordingly, the Board urges stockholders to vote FOR approval and adoption of the amendment to the Director Option Plan.

                 IV.  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, as the auditors of the Company for the year ending December 31, 1998. Such firm has examined the consolidated financial statements of the Company for the year ended December 31, 1997. The Board of Directors considers Price Waterhouse LLP to be eminently qualified.

     One or more representatives of Price Waterhouse LLP will attend the Meeting, will have an opportunity to make a statement and will respond to appropriate questions from stockholders.

                               V.  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               VI.  MISCELLANEOUS

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted FOR approval and adoption of the amendment to the Employee Option Plan, FOR approval and adoption of the amendment to the Director Option Plan and, in the election of the directors, in favor of the nominees proposed by the Board of Directors. Any proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company prior to the actual vote at the Meeting. The casting of a later dated ballot or proxy at the Meeting by a stockholder who may theretofore have given a proxy will have the effect of revoking the initial proxy.

     All costs relating to the solicitation of proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for the reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report") accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company by January 5, 1999 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

                                          NORTON GARFINKLE, Chairman of
                                            the Board and Secretary

Norwalk, Connecticut
May 5, 1998

                                                                      Appendix 1

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                         1993 EMPLOYEE STOCK OPTION PLAN


                  1. Purposes of Plan. The purposes of this Plan, which shall be known as the Electronic Retailing Systems International, Inc. 1993 Employee Stock Option Plan, and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees of Electronic Retailing Systems International, Inc. (the "Company") and any parent and subsidiary corporations (within the respective meanings of Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended [the "Code"], and referred to herein as "Parent" and "Subsidiary", respectively), and to consultants and other individuals providing services to such companies, by encouraging their ownership of the common stock, $.01 par value (the "Common Stock"), of the Company, and
(ii) to aid the Company in retaining such key employees and other persons, upon whose efforts the Company's success and future growth depends, and attracting other such employees and other persons.

                  2. Administration. The Plan shall be administered by the Board of Directors of the Company or, as determined by the Board of Directors in its sole discretion, by a committee from time to time appointed by the Board of Directors and consisting of not less than two of its members (the Board of Directors, or such committee, for purposes of this Plan hereinafter referred to as the "Committee"), as hereinafter provided. Subject to the terms of the Plan, the Committee shall have plenary authority to determine the key employees, consultants and other individuals to whom options are to be granted under the Plan, the number of shares to be subject to each such option, the terms and conditions upon which the options are granted and are exercisable and whether such options will be incentive stock options or non-qualified stock options. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

                  The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and at such places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

                  3. Stock Available for Options. There shall be available for options under the Plan a total of 3,500,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Common Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Common Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

                  4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Parent or Subsidiary thereof, including officers of the Company or any Parent or Subsidiary thereof, and to consultants and other individuals providing services to the Company or any Parent or Subsidiary. Options may not be granted under the Plan to any member of the Board of Directors of the Company (whether or not a key employee of, or a consultant or other individual providing services to, the Company or any Parent or Subsidiary). Options may be granted to eligible individuals whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting individuals for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company and/or any Parent or Subsidiary thereof. Service as a consultant of or to the Company or any Parent or Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary or Parent.

                  5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder which terms and conditions need not be the same in each case, subject to the following:

                           (a) Option Price. The price at which each share of
Common Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the par value per share of Common Stock. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

                           (b) Option Period. The period for exercise of an
option shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, become vested and be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

                           (c) Exercise of Options. In order to exercise an
option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Common Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize and approve; and provided further that such purchase price may be paid in shares of Common Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Common Stock. For purposes of the Plan, the market value per share of Common Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on such date, or if the Common Stock is not so reported, the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market on such date, as reported on the NASDAQ system, or if there are no such prices reported on the NASDAQ system on such date, as furnished to the Committee by a New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. An Optionee shall have none of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than ten shares of Common Stock, or the number of shares of Common Stock remaining subject to such option, whichever is smaller.

                           (d) Effect of Termination of Employment. An option
may not be exercised after the Optionee has ceased to be in the employ of the Company or any Parent or Subsidiary, except that:

                  (i) if, subsequent to any vesting date specified in the option, the Optionee's employment is terminated by action of his employer for reasons other than "cause" (as hereinafter defined), or by the Optionee (unless his employer shall have grounds to terminate his employment for "cause"), the option may be exercised by the Optionee within the period specified in the terms of the option;

                  (ii) In the event of the death of the Optionee after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period specified in the terms of the option to exercise such option;


                  (iii) in the event of the death of the Optionee while employed, the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period specified in the terms of the option to exercise such option.

         For purposes hereof "cause" means (i) an Optionee's conviction of a felony involving moral turpitude with respect to the business of the Company or any Parent or Subsidiary thereof, (ii) an Optionee's willful violation of directions of the Board or the Chief Executive Officer of the Company or any Parent or Subsidiary thereof, (iii) an Optionee's engaging in conduct which constitutes willful neglect or willful misconduct in connection with the performance of his duties or (iv) an Optionee's engaging in conduct which violates the terms or conditions of his option grant. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Parent or Subsidiary thereof or interfere in any way with the right of the Company to terminate his employment at any time.

                           (e) Nontransferability of Options. During the
lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or by the laws of descent and distribution.

                           (f) Adjustments for Change in Stock Subject to Plan
and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share.

                           (g) Acceleration of Exercisability of Options Upon
Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Plan shall, at the election of the Committee, become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (1) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) and (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 6.

                           (h) Registration, Listing and Qualification Shares of
Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Common Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                           (i) Other Terms and Conditions. The Committee may
impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

                  6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant "incentive stock options" (within the meaning of Section 422 of the Code) under the Plan to eligible employees, provided, however, that: (a) no such incentive stock option shall be granted at an option price which is less than the market value per share of Common Stock on the date of the grant; (b) no such incentive stock option shall be issued to any one Optionee if the aggregate fair market value, determined at the time of the grant of such incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by such Optionee during any calendar year, together with all options under any other incentive stock option plan of the Company exercisable during such year, exceeds $100,000;
(c) no such incentive stock option shall be granted to any Optionee who at the time such option is granted owns more than 10 percent of the total combined voting stock of the Company unless (i) the option price is not less than 110 percent of the fair market value per share of stock on the date of the grant, and (ii) the option is not exercisable after five years from the date such option is granted; (d) Section 5(d) hereof shall not (except for the definition of "cause" thereunder) apply to any incentive stock option; and (e) no such incentive stock option may be exercised after the Optionee has ceased to be in the employ of the Company or any Parent or Subsidiary, except (i) if the Optionee's employment is terminated by action of his employer for reasons other than "cause", or by reason of disability or retirement under any retirement plan maintained by the Company or any Parent or Subsidiary thereof, the incentive stock option may be exercised by the Optionee within 30 days after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates, and (ii) in the event of the death of the Optionee while employed, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise any incentive stock options which were exercisable by the Optionee at the time of his death.

                  7. Withholding Tax. Upon the exercise of an option granted pursuant to the Plan, or the disposition by any person of shares of Common Stock acquired pursuant to the exercise of an option granted pursuant to the Plan, the Company shall have the right to require such person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

                  8. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted thereunder after March 31, 2003; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan; provided, however, that, except as contemplated in Section 5(f) hereof, the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stock-holders at which a proposal to amend the Plan is voted upon: (i) increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (ii) change the formula as to minimum option prices, (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of persons eligible to receive options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

                  9 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                                                      Appendix 2

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                         1993 DIRECTOR STOCK OPTION PLAN


                  1. Purposes of Plan. The purposes of this Plan, which shall be known as the Electronic Retailing Systems International, Inc. 1993 Director Stock Option Plan, and is hereinafter referred to as the "Plan", are (i) to provide incentives for members of the Board of Directors of Electronic Retailing Systems International, Inc. (the "Company") by encouraging their ownership of the common stock, $.01 par value (the "Common Stock"), of the Company, and (ii) to aid the Company in retaining such directors, upon whose efforts the Company's success and future growth depends, and attracting other such directors.

                  2. Administration. The Plan shall be administered by the Board of Directors of the Company or, as determined by the Board of Directors in its sole discretion, by a committee from time to time appointed by the Board of Directors and consisting of one or more of its members (the Board of Directors, or such committee, for purposes of this Plan hereinafter referred to as the "Committee"), as hereinafter provided. Subject to the terms of the Plan, the Committee shall have plenary authority to determine the directors to whom options are to be granted, the number of shares to be subject to each such option, the terms and conditions upon which the options are granted and are exercisable, and whether such options will be incentive stock options or non-qualified stock options. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

                  The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and at such places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

                  3. Stock Available for Options. There shall be available for options under the Plan a total of 750,000 shares of

Common Stock, subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Common Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Common Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

                  4. Eligibility. Options under the Plan may be granted to directors of the Company (including officers, key employees and consultants of the Company). Options may be granted to such directors whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting directors for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the director's present and potential contributions to the success of the Company.

                  5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder which terms and conditions need not be the same in each case, subject to the following:

                           (a) Option Price. The price at which each share of
Common Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the par value per share of Common Stock. The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

                           (b) Option Period. The period for exercise of an
option shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, become vested and be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

                           (c) Exercise of Options. In order to exercise an
option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Common Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Common Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Common Stock. For purposes of the Plan, the market value per share of Common Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on such date, or if the Common Stock is not so reported, the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market on such date, as reported on the NASDAQ system, or if there are no such prices reported on the NASDAQ system on such date, as furnished to the Committee by a New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. An Optionee shall have none of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than 1,000 shares of Common Stock, or the number of shares of Common Stock remaining subject to such option, whichever is smaller.

                           (d) Effect of Termination of Service. An option may
not be exercised after the Optionee has ceased to be in the service of the Company or any parent or subsidiary corporations (within the respective meanings of Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended [the "Code"], and referred to herein as "Parent" or "Subsidiary", respectively), whether as a director of the Company or an employee or consultant of the Company or any Parent or Subsidiary thereof, except in the following circumstances:

                           (i) if, subsequent to any vesting date specified in
                  the option: (x) the Optionee's service as a director is terminated for reasons other than "cause" (as hereinafter defined), or by the Optionee (unless the Company or any Parent or Subsidiary thereof shall have grounds to terminate his service for "cause") and (y) the Optionee is not an employee or consultant of the Company or any Parent or Subsidiary thereof; or his employment is terminated for reasons other than "cause", or by the Optionee (unless his employer shall have grounds to terminate his services for "cause"); the option may be exercised by the Optionee, within the period specified in the terms of the option after the last such termination;

                           (ii) in the event of the death of the Optionee after
                  termination of service and/or employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period specified in the terms of the option to exercise such option;

                           (iii) in the event of the death of the Optionee while
                  serving as a director or employee,
                  the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period specified in the terms of the option to exercise such option.

                  For purposes of this Section 5(d), service as a consultant of or to the Company or any Parent or Subsidiary shall be considered employment, and the period of such service shall be considered the period of employment; provided, however, that incentive stock options may be granted under the Plan only to a director who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary or Parent. For purposes hereof "cause" means (i) an Optionee's conviction of a felony involving moral turpitude with respect to the business of the Company or any Parent or Subsidiary thereof,
(ii) an Optionee's engaging in conduct which constitutes willful neglect or willful misconduct in connection with the performance of his duties, (iii) an Optionee's engaging in conduct which violates the terms or conditions of his option grant, or (iv) during any period in which the optionee is not a director of the Company or any Parent or Subsidiary thereof, his willful violation of directions of the Board or the Chief Executive Officer of the Company or any Parent or Subsidiary thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the service of the Company or any Parent or Subsidiary thereof or interfere in any way with the right of the Company to terminate his service.

                           (e) Nontransferability of Options. During the
lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or by the laws of descent and distribution.

                           (f) Adjustments for Change in Stock Subject to Plan
and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share.

                           (g) Acceleration of Exercisability of Options Upon
Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Plan shall, at the election of the Committee, become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (1) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) and (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 6.

                           (h) Registration, Listing and Qualification Shares of
Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Common Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                           (i) Other Terms and Conditions. The Committee may
impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

                  6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant "incentive stock options" (within the meaning of Section 422 of the Code), under the Plan to directors provided, however, that: (a) no such incentive stock option shall be issued to a director of the Company who is not also an employee or officer of the Company; (b) no such incentive stock option shall be granted at an option price which is less than the market value per share of Common Stock on the date of the grant; (c) no such incentive stock option shall be issued to any one Optionee if the aggregate fair market value, determined at the time of the grant of such incentive stock options, of the shares with respect to which such incentive stock options are exercisable for the first time by such Optionee during any calendar year, together with all options under any other incentive stock option plan of the Company exercisable during such year, exceeds $100,000; (d) no such incentive stock option shall be granted to any Optionee who at the time such option is granted owns more than 10 percent of the total combined voting stock of the Company unless (i) the option price is not less than 110 percent of the fair market value per share of stock on the date of the grant, and (ii) the option is not exercisable after five years from the date such option is granted; and (e)
Section 5(d) hereof shall not (except for the definition of "cause") apply to any incentive stock option; and (f) no such incentive stock option may be exercised after the Optionee has ceased to be in the employ of the Company or any Parent or Subsidiary, except (i) if the Optionee's employment is terminated by action of his employer for reasons other than "cause", or by reason of disability or retirement under any retirement plan maintained by the Company or any Parent or Subsidiary thereof, the incentive stock option may be exercised by the Optionee within 30 days after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates, and (ii) in the event of the death of the Optionee while employed, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise any incentive stock options which were exercisable by the Optionee at the time of his death.

                  7. Withholding Tax. Upon the exercise of an option granted pursuant to the Plan, or the disposition by any person of shares of Common Stock acquired pursuant to the exercise of an option granted pursuant to the Plan, the Company shall have the right to require such person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

                  8. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted thereunder after March 31, 2003; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan; provided, however, that, except as contemplated in Section 5(f) hereof, the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon: (i) increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (ii) change the formula as to minimum option prices, (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of persons eligible to receive options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

                  9. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.

                                  COMMON STOCK

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Stockholders of Electronic Retailing Systems International, Inc. (the "Company") to be held at the offices of Zilkha & Company, 767 Fifth Avenue-46th Floor, New York, New York on Monday, June 1, 1998 at 10:00 A.M., local time, and the Proxy Statement in connection therewith and (2) appoints Norton Garfinkle and Bruce F. Failing, Jr., and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as specified on the reverse side:

If more than one of the proxies named above shall be present in person or by substitute as the meeting or any adjournment thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)
                                                             ------------------
                                                             |   See Reverse   |
                                                             |      Side       |
                                                             -------------------

 ---     Please mark your
| X |    votes as in this
 ---     example.

                                 FOR                        WITHHOLD
                         all nominees listed at             AUTHORITY
                         right (except as marked         to vote for all
                         to the contrary below).      nominees listed at right

 (a) Election of                ---                            ---                    Nominees: Paul A. Biddelman
     Directors:                |   |                          |   |                             David Diamond
                                ---                            ---                              Bruce F. Failing, Jr.
    (Instructions: to withhold authority to vote for any individual nominee                     Norton Garfinkle
                   as a Director, write that nominee's name in the                              Donald E. Zilkha
                   space provided below.)

---------------------------------------------



                                                FOR           AGAINST          ABSTAIN

(b) Proposal to approve and adopt an            ---             ---              ---
    amendment to the Electronic Retailing      |   |           |   |            |   |
    Systems International, Inc. 1993            ---             ---              ---
    Employee Stock Option Plan to increase
    the number of shares of Common Stock
    issuable pursuant to the exercise of
    options from 1,775,000 to 3,500,000.

                                                FOR           AGAINST           ABSTAIN

(c) Proposal to approve and adopt an            ---             ---              ---
    amendment to the Electronic Retailing      |   |           |   |            |   |
    Systems International, Inc. 1993            ---             ---              ---
    Director Stock Option Plan to increase
    the number of shares of Common Stock
    issuable pursuant to the exercise
    of options from 150,000 to 750,000.

(d) In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE. THIS
PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO HEREON.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED.


SIGNATURE; _____________________________ DATED: ________________ SIGNATURE: _________________________________ DATED: _______________
             (and TITLE, if applicable)                       (if held jointly)  (and TITLE, if applicable)
NOTE:  Please date this proxy and sign your name exactly as it appears herein.  Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.  If executed by a corporation, the proxy should be signed by a duly authorized officer.